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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934 (the "Act")

May 19, 2004

(Date of earliest event reported)

GEOGLOBAL RESOURCES INC.

(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-25136 (Commission File Number)	33-0464753 (I.R.S. Employer Identification No.)

200, 630 – 4th Avenue S.W.

Calgary, Alberta, Canada T2P 0J9

(Address of principal executive offices)

Telephone Number (403) 777-9250

(Registrant's telephone number, including area code)

(Former name or address, if changed since last report)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

c)

Exhibits:

99.1.

Press release dated May 19, 2004.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  May 19, 2004

GEOGLOBAL RESOURCES INC.

(Registrant)

/s/ Patti Price

Patti Price

Corporate Secretary

EXHIBIT

Press release dated May 19, 2004

GEOGLOBAL ANNOUNCES ELECTION OF NEW DIRECTOR

Calgary, Alberta, Canada, May 19, 2004 - GeoGlobal Resources Inc. (Amex: GGR) announced today the election of Mr. Michael J. Hudson, C.A. to its Board of Directors.  Mr. Hudson was also appointed as the Chairman of the Audit Committee of the Company.

Mr. Hudson is replacing Mr. John K. Campbell who resigned as a director.  "We would like to thank John for his assistance, dedication and involvement with the Company over the past two years through our transition period" said Jean Paul Roy, President and CEO.

Mr. Hudson is a recently retired partner from the international accounting firm of Grant Thornton LLP.  He brings with him over 20 years experience as a senior partner in the assurance and business advisory field with specific experience in publicly traded companies both in the United States and Canada in the oil and gas industry.

Forward Looking Statements

Some statements in this press release contain forward looking information. These statements address future events and conditions and, as such, involve inherent risks and uncertainties. Actual results could be significantly different from those projected.

For further information contact:

Allan J. Kent, Executive VP and CFO

Brent Peters, Director

Carla Driedger, Investor Relations and Corporate Affairs

phone: 416-628-5901

phone: 403-777-9250

fax: 403-777-9199

email: info@geoglobal.com

website: www.geoglobal.com